Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: July 16, 2008

Contacts:
Steven C. Ackmann	Salvatore R. DeFrancesco, Jr.
President and	Treasurer and
Chief Executive Officer	Chief Financial Officer
570-346-4156	570-504-8000

FIDELITY D & D BANCORP, INC.

SECOND QUARTER 2008 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended June 30, 2008 of $1,204,000, a 4% increase compared to $1,159,000 for the same quarter of 2007.  Earnings per share on a fully diluted basis for the quarter totaled $0.59, up $0.03 from $0.56 for the prior year period.

Net income for the six months ended June 30, 2008 was $2,293,000, a 4% increase compared to net income of $2,203,000 for the same 2007 period.  Earnings per share were $1.11 and $1.07 for the six months ended June 30, 2008 and 2007, respectively.

Net interest income increased to $4,943,000 for the quarter ended June 30, 2008 from $4,323,000 recorded during the same quarter of 2007.  Primarily, the overall lower costs on interest bearing deposits and borrowings resulted in further net interest income earned for the second quarter of 2008.  This improved the net interest margin to 3.71% for the second quarter of 2008 compared to 3.34% for same 2007 period.

Net interest income increased to $9,490,000 for the six months ended June 30, 2008 from $8,627,000 recorded during the same quarter of 2007.  Net interest margin was 3.54% during the first half of 2008 compared to 3.35% during the same 2007 period.

“We continue to be gratified with the improved results we have attained,” said Steven C Ackmann, President and CEO. “Financial markets have been especially challenging over the first half of 2008, yet we have posted strong loan growth during the second quarter and continued to make improvements in our margins and asset quality. The next quarter will be important for us as we look forward to the opening of our much-anticipated West Scranton Office in August.”

A provision for loan loss was required primarily due to loan growth during the second quarter of 2008.  The provision for loan loss was $125,000 for the quarter and six month period of 2008 as compared to no requirement for the same 2007 quarter and six month period, respectively. The allowance for loan losses was 1.00% of total loans at June 30, 2008, down from 1.24% at June 30, 2007.

Total other income recorded for the quarter ended June 30, 2008 was $1,266,000, compared with $1,329,000 for the same quarter in 2007.  Excluding the $105,000 disparity from net gains recorded during the second quarter of 2007, other income for the second quarter of 2008 exceeded the 2007 level from more loan fee income activity.  Total other income for the six months ended June 30, 2008 was $2,561,000, up compared to $2,543,000 for the same period in 2007.

Total other operating expenses increased from $4,088,000 to $4,445,000 for the quarters ending June 30, 2007 and 2008, respectively.  The operating expense increase resulted primarily from salary and benefit expenses plus more collection expenses.  Much of the salary and benefit increase came from hiring, including staff for the new West Scranton Office, as well as seasonal staffing increases. Total other operating expenses increased 8% from $8,201,000 for the six months ending June 30, 2007 to $8,837,000 for 2008.

The Company’s assets grew $11,151,000 to total $598,564,000 at June 30, 2008 from $587,413,000 at December 31, 2007.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 11 community banking offices and 16 automated teller machine locations.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various factors.  These factors include the possibility that increased demand or prices for the company’s financial services and products may not occur, changing economic, interest rate and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

At Period End:	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007	Jun. 30, 2007
Assets
Total cash and cash equivalents	$16,040,466	$23,378,954	$10,408,816	$13,371,112	$12,220,533
Investment securities	129,244,167	136,320,024	122,984,160	121,896,653	107,964,486
Federal Home Loan Bank Stock	4,358,300	3,387,800	3,302,900	3,558,300	4,151,900
Loans and leases	418,650,319	399,582,768	427,076,030	426,163,776	425,652,831
Allowance for loan losses	(4,188,571)	(4,378,924)	(4,824,401)	(4,990,855)	(5,294,537)
Premises and equipment, net	12,912,023	12,947,438	12,964,932	13,306,479	13,331,402
Life insurance cash surrender value	8,645,597	8,564,950	8,488,663	8,408,987	8,331,225
Other assets	12,901,595	14,073,523	7,011,455	7,386,687	7,134,628

Total assets	$598,563,896	$593,876,533	$587,412,555	$589,101,139	$573,492,468

Liabilities
Non-interest-bearing deposits	$74,765,086	$69,486,801	$64,795,621	$70,544,329	$72,067,616
Interest-bearing deposits	373,468,779	386,356,675	360,912,740	368,512,228	349,263,741
Total deposits	448,233,865	455,843,476	425,708,361	439,056,557	421,331,357
Short-term borrowings	29,674,336	9,879,537	39,656,354	28,579,498	29,601,083
Long-term debt	62,285,582	62,494,906	62,708,677	62,917,875	66,125,522
Other liabilities	5,318,030	9,465,660	4,147,869	4,658,726	4,235,491
Total liabilities	545,511,813	537,683,579	532,221,261	535,212,656	521,293,453

Shareholders’ equity	53,052,083	56,192,954	55,191,294	53,888,483	52,199,015

Total liabilities and shareholders’ equity	$598,563,896	$593,876,533	$587,412,555	$589,101,139	$573,492,468

Average Quarterly Balances:	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007	Jun. 30, 2007
Assets
Total cash and cash equivalents	$12,025,621	$23,587,839	$10,518,246	$10,793,137	$11,362,306
Investment securities	138,429,282	133,209,250	127,523,724	118,204,518	112,993,078
Loans and leases, net	402,874,033	406,336,700	422,759,661	420,402,304	415,200,287
Premises and equipment, net	12,951,487	12,981,354	13,138,740	13,311,760	10,994,719
Other assets	19,358,141	15,966,685	15,601,033	15,406,872	16,905,957

Total assets	$585,638,564	$592,081,828	$589,541,404	$578,118,591	$567,456,347

Liabilities
Non-interest-bearing deposits	$65,591,257	$66,504,221	$69,565,292	$72,383,671	$70,718,373
Interest-bearing deposits	378,477,080	380,896,695	364,668,618	359,341,338	344,421,824
Total deposits	444,068,337	447,400,916	434,233,910	431,725,009	415,140,197
Short-term borrowings and long-term debt	81,129,443	84,068,238	95,511,724	88,544,109	95,203,717
Other liabilities	5,005,066	4,456,310	4,710,308	4,723,440	4,208,926
Total liabilities	530,202,846	535,925,464	534,455,942	524,992,558	514,552,840

Shareholders’ equity	55,435,718	56,156,364	55,085,462	53,126,033	52,903,507

Total liabilities and shareholders’ equity	$585,638,564	$592,081,828	$589,541,404	$578,118,591	$567,456,347

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

	Three Months Ended		Six Months Ended
	Jun. 30, 2008	Jun. 30, 2007	Jun. 30, 2008	Jun. 30, 2007
Interest income
Loans and leases	$6,860,510	$7,260,240	$13,747,720	$14,544,786
Securities and other	1,752,556	1,424,138	3,610,178	2,771,408

Total interest income	8,613,066	8,684,378	17,357,898	17,316,194

Interest expense
Deposits	2,831,400	3,222,678	6,065,136	6,556,701
Borrowings and debt	838,502	1,139,144	1,802,762	2,132,747

Total interest expense	3,669,902	4,361,822	7,867,898	8,689,448

Net interest income	4,943,164	4,322,556	9,490,000	8,626,746

Provision for loan losses	125,000	—	125,000	—
Other income	1,265,669	1,329,114	2,561,211	2,542,777
Other expenses	4,444,540	4,087,553	8,837,289	8,200,596
Provision for income taxes	435,347	405,384	796,029	765,843
Net income	$1,203,946	$1,158,733	$2,292,893	$2,203,084

	Three Months Ended
	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007	Jun. 30, 2007
Interest income
Loans and leases	$6,860,510	$6,887,210	$7,344,466	$7,345,777	$7,260,240
Securities and other	1,752,556	1,857,622	1,726,351	1,546,569	1,424,138

Total interest income	8,613,066	8,744,832	9,070,817	8,892,346	8,684,378

Interest expense
Deposits	2,831,400	3,233,736	3,392,598	3,420,693	3,222,678
Borrowings and debt	838,502	964,260	1,108,038	1,049,298	1,139,144

Total interest expense	3,669,902	4,197,996	4,500,636	4,469,991	4,361,822

Net interest income	4,943,164	4,546,836	4,570,181	4,422,355	4,322,556

Credit for loan losses	125,000	—	—	(60,000)	—
Other income	1,265,669	1,295,542	1,353,677	1,308,761	1,329,114
Other expenses	4,444,540	4,392,749	4,246,993	4,189,171	4,087,553
Provision for income taxes	435,347	360,682	446,299	424,023	405,384
Net income	$1,203,946	$1,088,947	$1,230,566	$1,177,922	$1,158,733

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007	Jun. 30, 2007
Selected returns and financial ratios
Diluted earnings per share	$0.59	$0.52	$0.59	$0.57	$0.56
Dividends per share	$0.25	$0.25	$0.25	$0.24	$0.22
Yield on interest-earning assets (FTE)	6.39%	6.39%	6.56%	6.56%	6.61%
Cost of interest-bearing liabilities	3.21%	3.63%	3.88%	3.96%	3.98%
Net interest spread	3.18%	2.76%	2.68%	2.60%	2.63%
Net interest margin	3.71%	3.37%	3.35%	3.31%	3.34%
Return on average assets	0.83%	0.74%	0.83%	0.81%	0.82%
Return on average equity	8.73%	7.80%	8.86%	8.80%	8.79%
Efficiency ratio	70.17%	73.64%	70.47%	72.05%	71.16%
Expense ratio	2.19%	2.10%	1.97%	2.01%	1.98%

	Six Months Ended
	Jun. 30, 2008	Jun. 30, 2007
Diluted earnings per share	$1.11	$1.07
Dividends per share	$0.50	$0.44
Yield on interest-earning assets (FTE)	6.39%	6.63%
Cost of interest-bearing liabilities	3.42%	3.98%
Net interest spread	2.97%	2.65%
Net interest margin	3.54%	3.35%
Return on average assets	0.78%	0.78%
Return on average equity	8.26%	8.46%
Efficiency ratio	71.85%	71.99%
Expense ratio	2.15%	2.04%

Other data

	Jun. 30, 2008		Mar. 31, 2008		Dec. 31, 2007		Sep. 30, 2007		Jun. 30, 2007

Book value per share	$25.63		$27.08		$26.62		$26.00		$25.25
Equity to assets	8.86%		9.46%		9.40%		9.15%		9.10%
Allowance for loan losses to:
Total loans	1.00%		1.10%		1.13%		1.17%		1.24%
Non-accrual loans	1.14	x	0.97	x	1.27	x	1.07	x	1.21	x
Non-accrual loans to net loans	0.88%		1.14%		0.90%		1.10%		1.04%
Non-performing assets to total assets	0.79%		0.84%		0.67%		0.81%		0.78%